UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 22, 2007
KREIDO BIOFUELS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization	333-130606 (Commission File Number)	20-3240178 (I.R.S. Employer Identification Number)

1140 Avenida Acaso Camarillo, California (Address of principal executive offices)	93012 (Zip Code)
Registrant’s telephone number, including area code (805) 389-3499
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-d(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On May 22, 2007, Kreido Biofuels, Inc. (the “Company”) entered into a Purchase Order Agreement (the “Agreement”) with Certified Technical Services, L.P. (“Builder”) pursuant to which Builder has been contracted to construct its first commercial modular biodiesel processing unit using the Company’s technology. When installed at one of its production sites with associated support equipment, the biodiesel processing unit is capable of producing 33 million gallons of biodiesel per year.
The foregoing description is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits

Exhibit Number	Exhibit

10.1	Purchase Order Agreement by and between the Company and Certified Technical Services, L.P. dated May 22, 2007.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

KREIDO BIOFUELS, INC.
Date: June 5, 2007	By:	/s/ Philip Lichtenberger
		Name:	Philip Lichtenberger
Its: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Purchase Order Agreement by and between the Company and Certified Technical Services, L.P. dated May 22, 2007.